Exhibit 99.1

INFORMATION PROVIDED TO

POTENTIAL INVESTORS, COMPANY STOCKHOLDERS, AND COMPANY NOTEHOLDERS

ON A CONFIDENTIAL BASIS

GRAPHIC SCIENCES, INC.

The Acquisition

The acquisition of Graphic Sciences, Inc. (“GSI”) (“GSI Acquisition”) is intended to increase the Company’s scale and cash flow. GSI has a long-standing and deep relationship with its biggest customer, the State of Michigan, and the Company believes there are strategic opportunities to cross-sell the Company’s software offerings to the various subdivisions and agencies included in the GSI customer contract with the State of Michigan, as well as GSI’s other customers. The totality of GSI’s customer base complements and expands the Company’s existing customer base with respect to industry, size, and document management needs. In addition, GSI maintains core capabilities in the scanning services business, which the Company believes will strengthen and complement the Company’s recently expanded scanning service offerings.

The description of GSI herein contains forward-looking statements, including statements relating to the projected success of the GSI business, the projected financial results of the acquired GSI business, and the effect of the acquisition on the financial results of the Company. The foregoing description of the GSI Acquisition should be read in conjunction with the discussion of certain risks, uncertainties and other factors that may affect the Company, including above in the Section entitled “Risk Factors” and, in particular, the Section entitled “Risk Factors, Risks Related to the GSI Acquisition.”

Services Offered

GSI’s service offerings are as follows:

● Digital Scanning Services. These services include paper scanning, newspaper and microfilm scanning, microfiche scanning, aperture card scanning, drawing scanning, and book scanning. Most government files must be retained long term or permanently, making such clients a prime candidate for digital conversion. There are four production categories for these services, consisting of document prep, document scanning, microfilm scanning, and indexing.

● Microfilm and Microfiche. GSI provides microfilming/microfiche, converting scanned images to microfilm or microfiche, and microfilm/microfiche preservation and duplication.

● Box Storage Services. GSI provides physical document storage and retrieval services for its clients.

● Scanning Equipment, Software and Repair. GSI sells and services document image software, document scanners, and microfilm scanners, readers and printers. This is a smaller, slowly declining part of the company’s business.

Employees

GSI operates with 72 full-time employees, including 10 to 15 temps as needed. Labor rates are competitive, and a large portion of employees are lower-paid hourly workers. Document preparation personnel prepare client documents for scanning. GSI operates in two 10-hour shifts, Monday through Friday. Additional hours are possible if workload demands. GSI’s data entry group operates five days a week, 16 hours a day, with expansion as needed by specific projects. Many of GSI’s employees have been with them for many years. GSI’s information technology staff average 25 years of service each. The average length of employment company-wide is 12 years.

Facilities

GSI’s main facility is 36,000 square feet of leased space in Madison Heights. Records storage uses about 20,000 square feet, with the remainder of the space used for production, sales, and administration. In 2016, the company added a second 20,000 square foot building for document storage.

GSI owns and operates an extensive collection of the specialized equipment necessary for scanning images or converting microfilm to digital images. GSI’s digital scanning and image capture devices routinely operate five days per week, 16 hours per day. As needed, operations can be expanded up to 7 days per week, 24 hours per day.

GSI’s logistics department includes a fleet of six vehicles for pickup and delivery of client materials. GSI also has the ability to provide on-site capture operations for clients needing such services.

Customers

While GSI serves both governmental and private customers, governmental contracts generate a majority of its revenues. Over 75% of GSI’s revenues are generated by various municipalities within and subdivisions of the State of Michigan. All such customer relationships are governed by GSI’s contract with the State of Michigan, discussed below. GSI’s second most significant customer accounts for approximately 10% of its revenues.

The State of Michigan Contract

GSI’s contract with the State of Michigan is for five years from June 1, 2018 to May 30, 2023, with a provision for two extensions of one year each. The contract is issued to GSI through the Michigan Department of Management and Budget, Enterprise Procurement and managed through the Department of Management and Budget, Records Management Services Division (RMS).

The contract provides municipalities, governmental subdivisions, and local and state government agencies access to digital and micrographic conversion services. These entities have the option to perform these conversion services internally if they so choose. Typically, many elect to have these services outsourced to GSI.

All municipalities, subdivisions, and agencies are able to use the services and prices provided under this contract. For billing purposes, the work GSI performs is invoiced to RMS and the end user is invoiced through the State of Michigan accounting system. GSI does not invoice the end user directly, and GSI has a single point of contact for managing billing and receipt for all entities included within the State of Michigan. In effect, the state acts as a reseller of GSI’s services to the other agencies and charges a markup on the amount GSI charges to each municipality, subdivision, or agency.

Financials

GSI’s unaudited revenues for its fiscal year ended September 2019 were approximately $6.7 million, with earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of approximately $1.5 million. This EBITDA has been adjusted to reduce approximately $300,000 in expenses related to GSI’s current owners, which expenses are not anticipated to continue after the closing of the GSI Acquisition.

Based on the full purchase price of $6.0 million which assumes all future earnouts, Intellinetics is purchasing GSI for approximately 4.1x fiscal year ended September 2019 EBITDA, adjusted as described above.

Benefits of the GSI Acquisition

Although we believe GSI is being acquired at an attractive purchase price as a stand-alone investment, there exists a strategic fit with our business. We see the acquisition of GSI to be complementary with our current business and bringing several benefits to each company.

●	There are ECM selling opportunities into GSI’s customer base. Typically, customers who need document management services, need both physical storage and scanning in addition to enterprise content management (“ECM”) solutions. GSI currently provides very little ECM solutions. The various municipalities in the State of Michigan that are currently utilizing GSI scanning service represents a ready-made untapped customer base for the Company.

●	GSI has long term relationships with its top customer, developing significant credibility and trust. GSI has provided services to various municipalities within the State of Michigan since 2002. This has developed into a partnership-like relationship where GSI works closely with the State of Michigan rather than just as a detached generic service provider. We believe the length and depth of GSI’s relationship with the State of Michigan makes it hard to displace as a customer.

●	The Company can leverage GSI’s scanning and document storage capabilities into our customer base. GSI possesses a level of expertise beyond typical mom-and-pop operations. GSI gives added capabilities to the Company’s newly launched scanning services. Additionally, some of the Company’s core markets, like the K-12 education market, have growing needs for digital scanning and archiving.

●	GSI’s business has the potential to benefit from improvement in operational efficiencies. GSI relies heavily on a manual-driven internal delivery processes that is ripe for automation, which could result in corresponding cost reductions and capacity improvements. Also, GSI can benefit from the Company’s sales and marketing expertise, an area that has been neglected at GSI.

●	The Company has the potential to improve GSI customer experience. The IntelliCloud suite of solutions can augment the GSI customer experience to increase satisfaction and account penetration.

Risks of the GSI Acquisition - Summary

While we believe the potential benefits of the GSI Acquisition outweigh the potential risks to the Company, there is no assurance that the perceived benefits will be realized in full or in part by the Company. We have identified the following risks associated with the proposed GSI Acquisition:

●	GSI has significant customer concentration, with over 75% of its revenues derived from a single customer, and another 10% of its revenues derived from a second customer.

●	GSI operates predominantly under fixed price contracts, so any future cost increases incurred in connection with those fixed fee contracts could materially and adversely affect GSI’s project margins, income, and overall financial results.

Risks Related to the GSI Acquisition

GSI has significant customer concentration with most of its revenues derived from a single customer, so any disruption of GSI’s relationship with that customer would materially and adversely impact the overall financial condition of GSI and the anticipated benefits of the GSI Acquisition to the Company.

Over 75% of GSI’s total revenues are received from one customer, the State of Michigan, which is GSI’s most significant customer. GSI and the Company believe that GSI’s relationship with the State of Michigan is strong, but the State of Michigan has the contractual ability to cease or reduce its procurement of services from GSI at any time and for any reason. A significant portion of the purchase price of the GSI Acquisition payable by the Company is based on the value of this customer relationship. Any disruption, termination, or reduction of business from the State of Michigan would have a material adverse effect on the business and financial results of GSI, whether prior to or after the closing of the GSI Acquisition, and whether as a result of the GSI Acquisition itself or for any other reason. Any material reduction in revenues from the State of Michigan would also materially impact and reduce the anticipated benefits of the GSI Acquisition for the Company.

GSI has a second significant customer relationship, and any disruption of GSI’s relationship with such customer could materially impact the financial condition of GSI and the anticipated benefits of the GSI Acquisition to the Company.

GSI’s second largest customer generates approximately 10% of its revenues. GSI and the Company believe that GSI’s relationship with this customer is strong, but this customer has the contractual ability to cease or reduce its procurement of services from GSI at any time and for any reason. Any disruption, termination, or reduction of business from such customer could have a material adverse effect on the financial condition of GSI and could also materially impact and reduce the anticipated benefits of the GSI Acquisition for the Company.

GSI operates predominantly under fixed price contracts, so any future cost increases incurred in connection with those fixed fee contracts could materially and adversely affect GSI’s project margins, income, and overall financial results. The fixed fees previously agreed to may not allow GSI to maintain its historical project margins.

GSI’s customers agree to fixed prices for GSI’s services. Historically, GSI has been able to manage its costs and/or negotiate increases in contract fees in order to maintain its project margins. However, any future increases in GSI’s costs may make it difficult for GSI to continue to achieve its current project margins. In addition, any attempts to increase customers’ fixed fees or otherwise renegotiate customer contracts could result in a loss of customers or revenues for GSI. Any resulting future decrease in GSI’s project margins may have a material and adverse effect on GSI’s financial results and the anticipated benefits of the GSI Acquisition for the Company.

GSI’s document storage and retrieval business may require additional capacity in the future, which could result in a significant increase in GSI’s expenses.

GSI’s document storage and retrieval business may require additional capacity in the future. An inability to meet the storage needs of any current or future customers could disrupt GSI’s relationship with its current customers and/or curb new growth with future customers. There is no assurance that GSI will be able to identify satisfactory additional storage facilities or expand its existing capacity as appropriate. Finally, any addition to GSI’s currently leased space or any capital expenditure related to new or existing storage facilities could significantly increase GSI’s expenses. If GSI is not able to meet current customer needs, accept business with future customers, or reasonably maintain expense ratios as currently conducted, there may be a material effect on the business and financial results of GSI and on the anticipated benefits of the GSI Acquisition for the Company.

The future results of the combined company may be adversely impacted if the combined company does not effectively manage its expanded operations following completion of the GSI Acquisition.

Following completion of the GSI Acquisition, the size of the combined company’s business will be significantly larger than the current size of either the Company’s or GSI’s respective businesses. The combined company’s ability to successfully manage this expanded business will depend, in part, upon management’s ability to implement an effective integration of the two companies and its ability to manage a combined business with significantly larger size and scope with the associated increased costs and complexity. There can be no assurances that the management of the combined company will be successful or that the combined company will realize the expected operating efficiencies, cost savings and other benefits currently anticipated from the GSI Acquisition.

Completion of the GSI Acquisition is expected to be subject to a number of conditions, and if these conditions are not satisfied or waived, the GSI Acquisition will not be completed, which could create material and adverse consequences for the Company.

GSI has not executed a definitive and binding purchase agreement with the Company to effect the GSI Acquisition. Any such definitive agreement would be expected to contain certain conditions to closing the GSI Acquisition, including but not limited to some or all of the following: (1) approval of the GSI Acquisition by the stockholders of the outstanding shares of GSI common stock, (2) approval by the stockholders of the Company of an increase in the number of Company authorized shares, (3) entry of the parties into the definition purchase agreement, (4) the absence of any governmental injunction or court order that prohibits completion of the GSI Acquisition, (5) the receipt of all required consents, approvals and other authorizations of any governmental entity, (6) material accuracy of the other party’s representations and warranties, and (7) compliance in all material respects with the other party’s obligations under the GSI Acquisition agreement. There can be no assurance that the conditions to closing the GSI Acquisition will be satisfied or waived or that the GSI Acquisition will be completed within the expected time frame, or at all. The failure of the GSI Acquisition to be consummated could have material and adverse consequences on the Company.

If the GSI Acquisition is completed, the Company may fail to realize the anticipated benefits and cost savings of the GSI Acquisition, which could adversely affect the value of shares of the Company’s common stock.

The success of the GSI Acquisition will depend, in part, on the Company’s ability to realize the anticipated benefits and cost savings from combining the businesses of the Company and GSI. The Company’s ability to realize these anticipated benefits and cost savings is subject to certain risks, including, among others: the Company’s ability to successfully combine the businesses of the Company and GSI; the risk that the combined businesses will not perform as expected; the extent to which the Company will be able to realize the expected synergies, including eliminating duplication and redundancy, leveraging customer relationships, and cross-selling software solutions; the possibility that the Company paid more for GSI than the value it will derive from the GSI Acquisition; the assumption of known and unknown liabilities of GSI; and the possibility of costly litigation challenging the GSI Acquisition.

If the Company is not able to successfully combine its business with GSI within the anticipated time frame, or at all, the anticipated cost savings and other benefits of the GSI Acquisition may not be realized fully or may take longer to realize than expected, the combined businesses may not perform as expected and the value of the shares of Company Common Stock may be adversely affected.

The Company and GSI have operated and, until completion of the GSI Acquisition will continue to operate, independently, and there can be no assurances that their businesses can be integrated successfully. It is possible that the integration process could result in the loss of key Company or GSI employees, the disruption of either company’s or both companies’ ongoing businesses or in unexpected integration issues, higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, issues that must be addressed in integrating the operations of the Company and GSI in order to realize the anticipated benefits of the GSI Acquisition so the combined business performs as expected include, among others:

●	combining the companies’ separate operational, financial, reporting, and corporate functions;

●	integrating the companies’ technologies, products, and services;

●	identifying and eliminating redundant and underperforming operations and assets;

●	harmonizing the companies’ operating practices, employee development, compensation and benefits programs, internal controls, and other policies, procedures, and processes;

●	addressing possible differences in corporate cultures and management philosophies;

●	maintaining employee morale and retaining key management and other employees;

●	attracting and recruiting prospective employees;

●	consolidating the companies’ corporate, administrative, and information technology infrastructure;

●	coordinating sales, distribution, and marketing efforts;

●	managing the movement of certain businesses and positions to different locations; and

●	maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors.

In addition, at times, the attention of certain members of each company’s management and each company’s resources may be focused on completion of the GSI Acquisition and the integration of the businesses of the two companies and diverted from day-to-day business operations, which may disrupt each company’s ongoing business and the business of the combined company.

The Company will incur significant transaction and integration-related costs in connection with the GSI Acquisition.

The Company expects to incur a number of non-recurring costs associated with the GSI Acquisition and combining the operations of the two companies. The Company will incur significant transaction costs related to the GSI Acquisition. The Company also will incur significant integration-related fees and costs related to formulating and implementing integration plans, including systems consolidation costs and employment-related costs. Additional unanticipated costs may be incurred in the GSI Acquisition and the integration of the two companies’ businesses. While the Company has assumed that a certain level of transaction expenses will be incurred, factors beyond the Company’s control. Although the Company expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow the Company to offset integration-related costs over time, this net benefit may not be achieved in the near term, or at all.

The GSI Acquisition may not be accretive, and may be dilutive, to the Company’s earnings per share, which may negatively affect the market price of shares of the Company’s Common Stock.

In addition, future events and conditions could decrease or delay the accretion that is currently projected or could result in dilution, including the issuance of shares of Company common stock in connection with this Offering, adverse changes in market conditions, additional transaction and integration-related costs and other factors such as the failure to realize some or all of the anticipated benefits of the GSI Acquisition. Any dilution of, decrease in or delay of any accretion to, the Company’s earnings per share could cause the price of shares of Company common stock to decline.

Following the closing of the GSI Acquisition, there is a risk that a significant amount of the combined company’s total assets will be related to acquired intangible assets and goodwill, which are subject to annual impairment reviews, or more frequent reviews if events or circumstances indicate that the carrying value may not be recoverable. Because of the significance of these assets, any charges for impairment as well as amortization of intangible assets could have a material adverse effect on the combined company’s results of operations and financial condition.

Investment Thesis

The acquisition of GSI will increase the Company’s scale and cash flow and is an important step to help build a quicker path to future profitability. We see this as part of an ongoing process to build out the Company as a platform for growth in niche verticals in the ECM and document storage industry. GSI has a long-standing and deep relationship with its most significant customer, the State of Michigan, and the Company believes there are strategic opportunities to cross-sell the Company’s software offerings to the various subdivisions and agencies included in the GSI customer contract with the State of Michigan, as well as GSI’s other customers. The totality of GSI’s customer base complements and expands the Company’s existing customer base with respect to industry, size, and document management needs. In addition, GSI maintains core capabilities in the scanning services business, which the Company believes will strengthen and complement the Company’s recently expanded scanning service offerings.

information regarding

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO effectuate a reverse stock split and

CHANGE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

The Board of Directors is seeking written approval by a majority of its stockholders of a proposal, which it has unanimously approved, to amend the Company’s Articles of Incorporation to (i) implement the Reverse Split in the ratio of one-for-fifty and (ii) change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis (collectively, the “Charter Amendment”).

Reasons for the Reverse Split

The Board of Directors believes that the Reverse Split is necessary and advisable in order to (a) effectuate the GSI Acquisition, Securities Offering, and Note Conversion, (b) generally improve the liquidity and marketability of the Company’s Common Stock, and (c) to respond to future opportunities which may arise to raise additional capital, based upon future developments in the business affairs of the Company, the market and the economy.

In order the effectuate the GSI Acquisition, Securities Offering, and Note Conversion, the Company will be issuing up to 126,229,300 additional shares of Common Stock on a pre-split basis. Currently, the maximum number of shares of Common Stock currently authorized by the Company’s Certificate of Incorporation is 75,000,000 shares of Common Stock at a par value of $0.001 per share. Of the 75,000,000 authorized shares, 19,346,307 shares were issued and outstanding as of January 24, 2020, and 38,448,784 were reserved for issuance for (i) the exercise of warrants, (ii) conversion of convertible notes outstanding (including conversion of any accrued interest on such notes as of January 24, 2020), or (iii) the 2015 Intellinetics Inc. Equity Incentive Plan. Thus, either a Reverse Split or increase in authorized shares, or both, are required in order to effectuate the GSI Acquisition, Securities Offering, and Note Conversion.

The Board of Directors believes that the relatively low market price per share of the Company’s Common Stock is impairing the marketability of the Common Stock to institutional investors and members of the investing public. In theory, the number of shares outstanding should not, in and of itself, affect the marketability of the Common Stock, the nature of investors who purchase the Common Stock, or the Company’s reputation in the financial community. In practice, however, the Company believes many brokerage firms and institutional investors are reluctant to recommend lower-priced stocks to their clients or to hold them in their portfolios because they are perceived to be speculative in nature. This impairment of marketability may affect not only the liquidity and trading price of the Common Stock, but also the Company’s ability to raise additional capital through the sale of equity securities or securities convertible into equity securities. In addition, many brokerage houses have policies and practices that discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stock economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commission resulting from a Reverse Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” created by the Reverse Split.

The Board of Directors believes that the decrease in the number of shares of Common Stock outstanding resulting from the Reverse Split, if it is effected, will increase the trading price of the outstanding shares and thus stimulate greater interest in the Common Stock by the financial community and the investing public, promote greater liquidity for the Company’s stockholders, and result in a bid price level for the Common Stock after the Reverse Split that may in the future permit it to obtain an exchange listing. The Board of Directors also believes that the Reverse Split will result in a price level for the Common Stock that will mitigate the present reluctance, policies and practices of brokerage firms, and diminish the adverse impact of trading commissions and recommendation restrictions on the potential market for the Company’s Common Stock. Although any increase in the market price of the Common Stock resulting from the Reverse Split may be proportionately less than the decrease in the number of shares outstanding, the Board of Directors believes that the proposed Reverse Split should result in a market price for the shares that would be high enough to overcome the reluctance, policies and practices at brokerage houses and institutional investors referred to above and to diminish the adverse impact of correspondingly high trading commissions on the market for the Common Stock.

However, there is no assurance that the Reverse Split will achieve the desired results, that the price per share of the Common Stock after the Reverse Split will increase at all or proportionately with the decrease in the number of shares, that the Common Stock will achieve the desired additional marketability, or that any price increase can be sustained for a prolonged period of time. Also, it is possible that the liquidity of the Common Stock after the Reverse Split may be adversely affected by the reduced number of shares outstanding if the proposed Reverse Split is implemented. In addition, the Reverse Split might leave some stockholders with one or more “odd lots” of the Company’s Common Stock (stock in amounts of less than 100 shares), which may be more difficult to sell or require greater commission per share to sell than shares in round lots of 100.

Reasons for the Change in Authorized Shares

As a result of and in conjunction with the Reverse Split, we are asking a majority of our stockholders to also adopt and approve an amendment to our Articles of Incorporation in order to change the number of shares of Common Stock authorized for issuance to 25,000,000 on a post-Reverse Split basis. If the Reverse Split were to be completed with no other changes, a total of 75,000,000 shares would be authorized for issuance, and of those, only 3,113,374 shares would be either issued and outstanding or reserved for issuance. As a result, we believe that 25,000,000 is an appropriate number of authorized shares, which will allow flexibility to use our common stock for corporate purposes in the future, including public or private offerings to raise capital, equity-based agreements designed to attract talent, strategic relationships, and for other strategic and general business and financial purposes.

Contingent Approval

Majority written stockholder approval of the Charter Amendment shall be contingent upon (1) receiving commitments from investors to fund a minimum of $4,000,000 of the Securities Offering and (2) the good faith belief by the President and Chief Executive Officer that the GSI Acquisition, the first closing of the Securities Offering, and Note Conversion shall be completed shortly after the effectiveness of the Charter Amendment.

Principal Effects of the Charter Amendment

If approved, the Charter Amendment, including the Reverse Split and change in authorized shares, shall become effective on a date reasonably believed by the President and Chief Executive Officer to be two business days prior to the closing of the GSI Acquisition, first closing of the Securities Offering, and the completion of the Note Conversion, on the date of the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada (the “Effective Date”). Upon the Effective Date, each fifty shares of Common Stock then issued and outstanding (“Pre-Split Common Stock”) will automatically, without any action on the part of the holders of such Common Stock, be converted into one share of Common Stock (“Post-Reverse Split Common Stock”), subject to the cash payment for fractional shares discussed below. From and after the Effective Date of the Reverse Split, certificates representing shares of Pre-Split Common Stock will be deemed to represent only the number of whole shares of Post-Reverse Split Common Stock into which the shares of Pre-Split Common Stock were converted and the right to receive cash in lieu of any fractional share of Post-Reverse Split Common Stock.

Based upon the 19,346,307 shares of Common Stock outstanding as of the date of this Information Statement, the Reverse Split, if implemented, would reduce the number of outstanding shares of Common Stock to approximately 386,926 shares, or by 98%. The Reverse Split would not affect the par value of the Common Stock, which is and will remain $0.001 per share. Except for changes resulting from the Reverse Split as described herein, the rights and privileges of holders of shares of Common Stock would remain unchanged, and implementation of the Reverse Split would not result in any change of the relative equity interest in the Company or the voting power or the rights and privileges of the holders of Common Stock.

If the Reverse Split is implemented, then each outstanding option or warrant would automatically become an option or warrant, as the case may be, to purchase 2% of the number of shares subject to the option or warrant immediately prior to the Reverse Split at an exercise price which is fifty times the exercise price of the option or warrant immediately prior to the Reverse Split, subject to adjustment as a result of the elimination of fractional shares. The aggregate number of shares of Common Stock reserved for issuance upon the exercise of outstanding warrants and options would decrease from approximately 38,448,784 shares of Common Stock to approximately 768,975 shares of Common Stock, subject to adjustment as a result of the elimination of fractional shares. In addition, the number of shares of Common Stock into which the Company’s outstanding convertible notes can be converted will be reduced by 98%, and the conversion price will increase to fifty times the current conversion price. If the Reverse Split is implemented, then the Company would obtain a new CUSIP number for the Common Stock effective at the time of the Reverse Split.

Because one effect of the Charter Amendment will be to decrease the number of shares of Common Stock outstanding without any increase in the par value of the Common Stock, the Company’s stated capital would be reduced, but the aggregate capital in excess of par value attributable to the outstanding Common Stock would be correspondingly increased. Under Nevada law, the Board of Directors would have the authority, subject to certain limitations, to transfer some or all of such capital in excess of par value from capital to surplus. The Board of Directors has no plans to make such a transfer of capital at this time.

Exchange Of Certificates

If the Reverse Split is approved by a majority of the stockholders, then as soon as practicable after the Effective Date stockholders will be given the option, but will not be required, to exchange their certificates representing shares of Pre-Split Common Stock (“Pre-Split Certificates”) for certificates representing the number of whole shares of Post-Reverse Split Common Stock (“Post-Reverse Split Certificates”) into which the shares of Pre-Split Common Stock have been converted as a result of the Reverse Split. After the Effective Date (if the Reverse Split is implemented), each stockholder will receive a letter of transmittal from the Company’s transfer agent, Standard Registrar and Transfer (the “Exchange Agent”), who will act as the Exchange Agent in the exchange of stock certificates, containing the necessary materials and instructions. In order to receive Post-Reverse Split Certificates, stockholders must surrender their Pre-Split Certificates pursuant to the Exchange Agent’s instructions, together with properly executed and completed letters of transmittal and such evidence of ownership of such shares as the Company or the Exchange Agent may require, plus the applicable exchange fees. Pre-Split Certificates not presented for surrender after the Effective Date will be exchanged for Post-Reverse Split Certificates the first time they are presented for transfer. From and after the Effective Date, each Pre-Split Certificate will, until surrendered in exchange as described above, be deemed for all corporate purposes after the Effective Date to evidence ownership of the whole number of shares of Post-Reverse Split Common Stock into which the shares evidenced by such Pre-Split Certificate have been converted pursuant to the Reverse Split, plus the right to receive the cash payment in lieu of any fractional shares of Post-Reverse Split Common Stock described below.

Elimination Of Fractional Shares

No fractional shares of Post-Reverse Split Common Stock will be issued. In lieu of receiving fractional shares, stockholders who would otherwise be entitled to receive fractional shares of Post-Reverse Split Common Stock will, upon surrender of their Pre-Split Certificates, receive a cash payment in lieu thereof equal to the fair market value of such fractional share. Holders of less shares of Common Stock than the number of shares of Pre-Split Common Stock which become converted into one share of Post-Reverse Split Common Stock as a result of the Reverse Split will on the Effective Date no longer be stockholders of the Company. The fair market value of the Post-Reverse Split Common Stock will be based on the last sale price of the Common Stock as reported by the OTCQB on the date immediately preceding the Effective Date, or, if there are no reported sales on such date, the average of the high and low bid prices on such date as reported by the OTCQB.

Certain Federal Income Tax Consequences

The following is a summary of the material anticipated federal income tax consequences of the Charter Amendment to stockholders of the Company, if the Charter Amendment is implemented. This summary is based upon the Code for the applicable treasury regulations promulgated thereunder, judicial authority and administrative rulings and practice, all as in effect on the date hereof. Legislative, judicial or administrative rules and interpretations are subject to change, potentially on a retroactive basis, at any time and therefore could alter or modify the statements and conclusions set forth below. For the purpose of this discussion, it is assumed that the shares of Common Stock are held as capital assets by stockholders who are United States persons (i.e., citizens or residents of the United States or domestic corporations). This summary does not purport to be complete and does not address all aspects of federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s personal investment circumstances, stockholders holding Common Stock as security for borrowings or those stockholders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations, foreign corporations and nonresident alien individuals). The summary also does not discuss any consequence of the Charter Amendment under any state, local, foreign, gift or estate tax laws.

No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the federal income tax consequences to the stockholders of the Company as a result of the Charter Amendment. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

The Company believes that the Reverse Split, if implemented, would be a tax-free recapitalization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization described in Section 368(A)(1)(E) of the Code, (i) no gain or loss will be recognized by the Company in connection with the Reverse Split; (ii) no gain or loss will be recognized by holders of Common Stock who exchange their shares of Pre-Split Common Stock for shares of Post-Reverse Split Common Stock, except that holders of Common Stock who receive cash in lieu of fractional shares will be treated as if the fractional shares were distributed to such holders of shares of Pre-Split Common Stock and then redeemed by the Company and will recognize gain or loss for federal income tax purposes on the redemption of the fractional shares equal to the difference, if any, between a holder’s basis in the fractional share and the amount of cash received, which gain or loss will be capital gain or loss and will be a long-term capital gain or loss if the fractional shares were held for more than one year; (iii) the tax basis of the shares of Post-Reverse Split Common Stock received by holders of shares of Pre-Split Common Stock will be the same as the tax basis of the shares of Pre-Split Common Stock exchanged therefor, less the tax basis allocated to fractional share interests; and (iv) the holding period of the shares of Post-Reverse Split Common Stock in the hands of holders of shares of Post-Reverse Split Common Stock will include the holding period of their shares of Pre-Split Common Stock exchanged therefor. The Company expects that less than 5% of the total fair market value of its Common Stock will be converted into cash in lieu of issuing fractional shares of Common Stock.